Exhibit 99.1

Investor Relations Contact:	Media Relations Contact:
Will Davis	Dave Mellin
+1 312-517-5725	+1 303-301-3606
ir@gogoair.com	pr@gogoair.com

Gogo Announces Second Quarter 2020 Financial Results

Q2 2020 Highlights

•	Consolidated revenue of $96.6 million; Net loss of $86.0 million; Adjusted EBITDA(1) of negative $15.9 million.
•	Combined engineering, design and development, sales and marketing and general and administrative expenses declined 27% from Q1 2020 and 35% from Q2 2019 reflecting aggressive cost control measures.
•	BA Reportable Segment Profit of $27.2 million with nearly 50% segment profit margin.
•

Cash and cash equivalents were $156.3 million as of June 30, 2020.  This reflects $53 million of interest payments made in the second quarter and compares with total cash and cash equivalents of $214.2 million as of March 31, 2020.

•	The Company achieved break-even unlevered Free Cash Flow for the quarter.
•	The Company has retained investment bankers and is in a process to sell its CA division.

Continuing Actions in Response to COVID-19 Related Decline in Air Traffic

•

A recently announced reduction in force of 143 full-time positions predominately in the Commercial Aviation business, effective August 14, 2020.  This follows our four-month furlough of over 50% of the workforce, or more than 600 employees.

•	Ongoing compensation reductions for nearly all personnel not impacted by the furlough, including 30% for the CEO and Board of Directors and 20% for the executive leadership team.
•	Continuing progress in negotiations with suppliers and customers to improve contract terms, delay aircraft equipment installations and defer capital equipment purchases.
•	Continuing implementation of cost reduction initiatives which are expected to generate savings of more than $340 million through 2021, exceeding the high end of the previous forecast.

CHICAGO – August 10, 2020 – Gogo (NASDAQ: GOGO), the leading global provider of broadband connectivity products and services for aviation, today announced its financial results for the quarter ended June 30, 2020.

Second Quarter 2020 Consolidated Financial Results

•	Consolidated revenue of $96.6 million declined by 55% from Q2 2019 due to the impact of COVID-19 on demand for both domestic and international air travel.

o	Service revenue of $74.3 million declined by 57% from Q2 2019, driven primarily by declines in CA-NA and CA-ROW service revenue and, to a lesser extent, BA service revenue.
o	Equipment revenue of $22.4 million declined by 44% from Q2 2019, driven by reduced shipment and installation activity across all three segments.
•	Net loss of $86.0 million increased from a net loss of $84.0 million in Q2 2019. Net loss in Q2 2019 included a loss on extinguishment of debt of $58.0 million.
•	Adjusted EBITDA decreased to negative $15.9 million, down from positive $38.0 million in Q2 2019, due to lower segment profitability across all three segments.

“While COVID-19 has significantly impaired global commercial aviation travel and our results for the second quarter, we are encouraged by the strong recovery in business aviation as well as the beginnings of a recovery in global commercial aviation which has continued into August,” said Oakleigh Thorne, Gogo’s President and CEO.  “Going forward, we are focused on maintaining the strength of our franchise and realizing the value of CA through a potential sale of the division.”

“By reducing spending and maintaining tight working capital management, we achieved break even, unlevered Free Cash Flow for the quarter, despite significantly lower revenue,” said Barry Rowan, Gogo’s Executive Vice President and CFO. “Execution of our cost-control plan resulted in a 35% year-over-year reduction in expenses in the second quarter. Through these efforts, we have further enhanced our ability to maintain adequate liquidity as we continue to navigate this challenging period.”

Second Quarter 2020 Business Segment Financial Results

Business Aviation (BA)

•	Total revenue decreased to $54.6 million, down 23% from Q2 2019, driven by declines in both service and equipment revenue caused by the negative impact of COVID-19.
•

Service revenue decreased to $44 million, down 20% from Q2 2019, resulting primarily from a 17% decrease in average monthly service revenue per ATG unit online.   ATG aircraft online (AOL) declined 1% over the prior year period.

•	Equipment revenue decreased to $10.6 million, down 36% from Q2 2019, due primarily to lower ATG unit shipments.
•	Combined engineering, design and development, sales and marketing and general and administrative expenses decreased to $10.9 million, down 30% from Q2 2019.
•	Reportable segment profit decreased to $27.2 million, down 13% from Q2 2019, with a reportable segment profit margin of nearly 50%.

Commercial Aviation - North America (CA-NA)

•	Total revenue decreased to $30 million, down 72% from Q2 2019.
•

Service revenue decreased to $25.5 million, down 74% from Q2 2019, due to lower average revenue per aircraft (ARPA) caused by the negative effect of COVID-19 on North American air travel and to a lesser extent to the full impact of American Airlines switching to the airline-directed model and the deinstallation of Gogo equipment from certain American Airlines aircraft during 2018 and the first half of 2019.

•	Equipment revenue decreased to $4.5 million, down 52% from Q2 2019, primarily due to fewer installations under the airline-directed model.
•

Reportable segment loss was $10.6 million compared to segment profit of $34.1 million in Q2 2019 due to lower revenue partially offset by a 47% decline in combined engineering, design and development, sales and marketing and general and administrative expenses.

•

Aircraft online increased to 2,455 as of June 30, 2020 from 2,443 as of June 30, 2019, due to an increase in 2Ku aircraft partially offset by the removal of older mainline ATG aircraft from airlines’ operating fleets.

•	Net annualized ARPA decreased to $37 thousand from $136 thousand in Q2 2019, primarily due to the impact of COVID-19.

Commercial Aviation - Rest of World (CA-ROW)

•	Total revenue decreased to $12.0 million, down 67% from Q2 2019.
•

Service revenue decreased to $4.7 million, down 79% from Q2 2019, due to lower average revenue per aircraft (ARPA) caused by the negative effect of COVID-19 on global commercial air travel partially offset by an increase in aircraft online.

•	Equipment revenue decreased to $7.3 million, down 49% from Q2 2019, primarily due to fewer installations under the airline-directed model.
•

Reportable segment loss increased to $26.7 million, a 63% increase from a loss of $16.4 million in Q2 2019, due to revenue declines and additional credit loss reserves stemming from the impact of COVID-19, reflected in an increase in general and administrative costs, partially offset by reductions in equipment, engineering, design and development, and sales and marketing expenses.

•	Aircraft online increased to 842 as of June 30, 2020, up from 691 as of June 30, 2019.
•	Net annualized ARPA of $25 thousand in Q2 2020 declined from $135 thousand in Q2 2019, due primarily to the negative effect of COVID-19 on global commercial air travel.
(1)	See “Non-GAAP Financial Measures” below.

Guidance

Given the continued significant impact of COVID-19 on global air travel, Gogo is not providing 2020 financial guidance in this release. Gogo is closely tracking the evolving impact of COVID-19 on global travel and its aviation partners.

Conference Call

The Company will host its second quarter conference call on August 10, 2020 at 8:30 a.m. ET. A live webcast of the conference call, as well as a replay, will be available online on the Investor Relations section of the Company's website at http://ir.gogoair.com. Participants can access the call by dialing (844) 464-3940 (within the United States and Canada) or (765) 507-2646 (international dialers) and entering conference ID number 8194649.

Non-GAAP Financial Measures

We report certain non-GAAP financial measurements, including Adjusted EBITDA, Free Cash Flow and Unlevered Free Cash Flow in the supplemental tables below.  Management uses Adjusted EBITDA, Free Cash Flow and Unlevered Free Cash Flow for business planning purposes, including managing our business against internally projected results of operations and measuring our performance and liquidity. These supplemental performance measures also provide another basis for comparing period to period results by excluding potential differences caused by non-operational and unusual or non-recurring items. These supplemental performance measurements may vary from and may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA, Free Cash Flow and Unlevered Free Cash Flow are not recognized measurements under accounting principles generally accepted in the United States, or GAAP; when analyzing our performance with Adjusted EBITDA or liquidity with Free Cash Flow or Unlevered Free Cash Flow, as applicable, investors should (i) evaluate each adjustment in our reconciliation to the corresponding GAAP measure, and the explanatory footnotes regarding those adjustments, (ii) use Adjusted EBITDA in addition to, and not as an alternative to, net loss attributable to common stock as a measure of operating results and (iii) use Free Cash Flow or Unlevered Free Cash Flow in addition to, and not as an alternative to, consolidated net cash provided by (used in) operating activities when evaluating our liquidity.

Cautionary Note Regarding Forward-Looking Statements

Certain disclosures in this press release and related comments by our management include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, without limitation, statements regarding our business outlook, industry, business strategy, plans, goals and expectations concerning our market position, international expansion, future technologies, future operations, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.

Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: the duration for which and the extent to which the COVID-19 pandemic continues to impact demand for commercial and business aviation travel globally, including as a result of governmental restrictions on business travel and social gatherings and overall economic conditions; the failure to successfully implement our cost reduction plan and other measures taken to mitigate the impact of COVID-19 on our business and financial condition, including efforts to renegotiate contractual terms with certain suppliers and customers; the loss of or failure to realize the anticipated benefits from agreements with our airline partners or customers on a timely basis or any failure to renew any existing agreements upon expiration or termination, including the results of our ongoing discussions with Delta Air Lines, Inc. (“Delta”) with respect to its transition to free service, the amendment to our agreement with Delta to provide 2Ku service on certain Delta aircraft to change the contract expiration date from February 2027 with respect to all aircraft to a staggered, fleet by fleet expiration schedule under which expiration dates will occur between November 2020 and July 2022 (the “Delta amendment”) and Delta’s stated intent to pursue supplier diversification for its domestic mainline fleet; the failure to maintain airline and passenger satisfaction with our equipment or our service; any inability to timely and efficiently deploy and operate our 2Ku service or implement our technology roadmap, including developing and deploying upgrades and installations of our ATG-4,2Ku and 2Ka technologies, Gogo 5G, any technology to which our ATG or satellite networks evolve and other new technologies, for any reason, including technological issues and related remediation efforts, changes in regulations or regulatory delays affecting us, or our suppliers, some of whom are single source, or the failure by our airline partners or customers to roll out equipment upgrades or new services or adopt new technologies in order to support increased demand and network capacity constraints, including as a result of airline partners shifting to a free-to-passenger business model; the timing of deinstallation of our equipment from aircraft, including deinstallations resulting from aircraft retirements and other deinstallations permitted by certain airline contract provisions; the loss of relationships with original equipment manufacturers or dealers; our ability to make our equipment factory line-fit available on a timely basis; our ability to develop or purchase ATG and satellite network capacity sufficient to accommodate current and expected growth in passenger demand in North America and internationally as we expand; our reliance on third-party suppliers, some of whom are single source, for satellite capacity and other services and the equipment we use to provide services to commercial airlines and their passengers and business aviation customers; unfavorable economic conditions in the airline industry and/or the economy as a whole; governmental action restricting trade with China or other foreign countries; our ability to expand our international or domestic operations, including our ability to grow our business with current and potential future airline partners and customers and the effect of shifts in business models, including a shift toward airlines providing free service to passengers; an inability to compete effectively with other current or future providers of in-flight connectivity services and other products and services that we offer, including on the basis of price, service performance and line-fit availability; our ability to successfully develop and monetize new products and services, including those that were recently released, are currently being offered on a limited or trial basis, or are in various stages of development; our ability to certify and install our equipment and deliver our products and services, including newly developed products and services, on schedules consistent with our contractual commitments to customers; the failure of our equipment or material defects or errors in our software resulting in recalls or substantial warranty claims; a revocation of, or reduction in, our right to use licensed spectrum, the availability of other air-to-ground spectrum to a competitor or the repurposing by a competitor of other spectrum for air-to-ground use; our use of open source software and licenses; the effects of service interruptions or delays, technology failures and equipment failures or malfunctions arising from defects or errors in our software or defects in or damage to our equipment; the limited operating history of our CA-ROW segment; contract changes and implementation issues resulting from decisions by airlines to transition from the turnkey model to the airline-directed model or vice versa; increases in our projected capital expenditures due to, among other things, unexpected costs incurred in connection with the roll-out of our technology roadmap or our international expansion; compliance with U.S. and foreign government regulations and standards, including those related to regulation of the Internet, including e-commerce or online video distribution changes, and the installation and operation of satellite equipment and our ability to obtain and maintain all necessary regulatory approvals to install and operate our equipment in the United States and foreign jurisdictions; our, or our technology suppliers’, inability to effectively innovate; obsolescence of, and our ability to access parts, products, equipment and support services compatible with, our existing products and technologies; costs associated with defending existing or future intellectual property infringement, securities and derivative litigation and other litigation or claims and any negative outcome or effect of pending or future litigation; our ability to protect our intellectual property; breaches of the security of our information technology network, resulting in unauthorized access to our customers’ credit card information or other personal information; our substantial indebtedness, including additional borrowings pursuant to the CARES Act, if any, limitations and restrictions in the agreements governing our current and future indebtedness and our ability to service our indebtedness; our ability to obtain additional financing for operations, or financing intended to refinance our existing indebtedness on acceptable terms or at all, including any loans pursuant to the CARES Act; fluctuations in our operating results; our ability to attract and retain customers and to capitalize on revenue from our platform; the demand for and market acceptance of our products and services; changes or developments in the regulations that apply to us, our business and our industry, including changes or developments affecting the ability of passengers or airlines to use our in-flight connectivity services; a future act or threat of terrorism, cybersecurity attack or other events that could result in adverse regulatory changes or developments, or otherwise adversely affect our business and industry; our ability to attract and retain qualified employees, including key personnel, including in light of recent furloughs and salary reductions; the effectiveness of our marketing and advertising and our ability to maintain and enhance our brands; our ability to manage our growth in a cost-effective manner and integrate and manage acquisitions; compliance with anti-corruption laws and regulations in the jurisdictions in which we operate, including the Foreign Corrupt Practices Act and the (U.K.) Bribery Act 2010; restrictions on the ability of U.S. companies to do business in foreign countries, including, among others, restrictions imposed by the U.S. Office of Foreign Assets Control; difficulties in collecting accounts receivable; our ability to successfully implement improvements to systems, operations, strategy and procedures needed to support our growth and to effectively evaluate and pursue strategic opportunities; and other events beyond our control that may result in unexpected adverse operating results.

Additional information concerning these and other factors can be found under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission (“SEC”) on March 13, 2020, our quarterly report on Form 10-Q for the quarter ended March 31, 2020, as filed with the SEC on May 11, 2020, and our quarterly report on Form 10-Q for the quarter ended June 30, 2020, as filed with the SEC on August 10, 2020.

Any one of these factors or a combination of these factors could materially affect our financial condition or future results of operations and could influence whether any forward-looking statements contained in this report ultimately prove to be accurate. Our forward-looking statements are not guarantees of future performance, and you should not place undue reliance on them. All forward-looking statements speak only as of the date made and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Gogo

Gogo is the inflight internet company.  We are the leading global provider of broadband connectivity products and services for aviation. We design and source innovative network solutions that connect aircraft to the Internet, and develop software and platforms that enable customizable solutions for and by our aviation partners.  Once connected, we provide industry leading reliability around the world. Our mission is to help aviation go farther by making planes fly smarter, so our aviation partners perform better and their passengers travel happier.

Gogo’s products and services are installed on thousands of aircraft operated by the leading global commercial airlines and thousands of private aircraft, including those of the largest fractional ownership operators.  Gogo is headquartered in Chicago, with additional facilities in Broomfield, Colo., and locations across the globe. Connect with us at gogoair.com.

Gogo Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2020	2019	2020	2019
Revenue:
Service revenue	$74,279	$173,731	$225,061	$338,743
Equipment revenue	22,361	39,954	56,054	74,491
Total revenue	96,640	213,685	281,115	413,234

Operating expenses:
Cost of service revenue (exclusive of items shown below)	42,223	71,494	112,978	139,615
Cost of equipment revenue (exclusive of items shown below)	15,376	35,571	41,416	65,302
Engineering, design and development	15,409	26,912	38,272	51,640
Sales and marketing	5,880	12,994	15,532	25,312
General and administrative	22,505	27,081	49,671	49,535
Impairment of long-lived assets	987	-	47,376	-
Depreciation and amortization	48,690	29,967	81,360	60,716
Total operating expenses	151,070	204,019	386,605	392,120
Operating income (loss)	(54,430)	9,666	(105,490)	21,114

Other (income) expense:
Interest income	(81)	(1,230)	(687)	(2,379)
Interest expense	31,280	36,150	62,454	68,704
Loss on extinguishment of debt	-	57,962	-	57,962
Other (income) expense	233	443	3,226	(2,922)
Total other expense	31,432	93,325	64,993	121,365

Loss before income taxes	(85,862)	(83,659)	(170,483)	(100,251)
Income tax provision	117	304	274	511
Net loss	$(85,979)	$(83,963)	$(170,757)	$(100,762)

Net loss attributable to common stock per share—basic and diluted	$(1.05)	$(1.04)	$(2.10)	$(1.25)

Weighted average number of shares—basic and diluted	81,757	80,702	81,482	80,575

Gogo Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$156,286	$170,016
Accounts receivable, net of allowances of $5,048 and $686, respectively	71,684	101,360
Inventories	130,092	117,144
Prepaid expenses and other current assets, net of allowances of $1,491 and $0, respectively	32,411	36,305
Total current assets	390,473	424,825

Non-current assets:
Property and equipment, net	463,147	560,318
Goodwill and intangible assets, net	74,407	76,499
Operating lease right-of-use assets	56,173	63,386
Other non-current assets, net of allowances of $9,568 and $0, respectively	80,615	89,672
Total non-current assets	674,342	789,875
Total assets	$1,064,815	$1,214,700

Liabilities and Stockholders’ deficit
Current liabilities:
Accounts payable	$41,412	$17,160
Accrued liabilities	147,344	174,111
Deferred revenue	29,689	34,789
Deferred airborne lease incentives	73,166	26,582
Total current liabilities	291,611	252,642

Non-current liabilities:
Long-term debt	1,118,602	1,101,248
Deferred airborne lease incentives	89,283	135,399
Non-current operating lease liabilities	80,983	77,808
Other non-current liabilities	53,353	46,493
Total non-current liabilities	1,342,221	1,360,948
Total liabilities	1,633,832	1,613,590

Commitments and contingencies	-	-

Stockholders’ deficit
Common stock	8	9
Additional paid-in-capital	1,085,254	979,499
Accumulated other comprehensive loss	(4,858)	(2,256)
Treasury stock, at cost	(98,857)	-
Accumulated deficit	(1,550,564)	(1,376,142)
Total stockholders’ deficit	(569,017)	(398,890)
Total liabilities and stockholders’ deficit	$1,064,815	$1,214,700

Gogo Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	For the Six Months
	Ended June 30,
	2020	2019
Operating activities:
Net loss	$(170,757)	$(100,762)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	81,360	60,716
Loss on asset disposals, abandonments and write-downs	1,403	4,425
Provision for expected credit losses	11,875	4,825
Impairment of long-lived assets	47,376	-
Impairment of cost-basis investment	3,000	-
Deferred income taxes	89	89
Stock-based compensation expense	7,159	8,645
Amortization of deferred financing costs	2,872	2,573
Accretion and amortization of debt discount and premium	6,762	8,374
Loss on extinguishment of debt	-	57,962
Changes in operating assets and liabilities:
Accounts receivable	24,961	15,905
Inventories	(12,948)	(5,297)
Prepaid expenses and other current assets	5,720	6,409
Contract assets	(13,152)	(20,313)
Accounts payable	25,689	5,736
Accrued liabilities	(24,053)	(6,877)
Deferred airborne lease incentives	(11,711)	(1,486)
Deferred revenue	(1,500)	(3,858)
Accrued interest	(5)	(28,375)
Warranty reserves	(715)	948
Right-of-use assets and operating lease liabilities	3,205	(1,756)
Other non-current assets and liabilities	4,814	(2,348)
Net cash provided by (used in) operating activities	(8,556)	5,535

Investing activities:
Purchases of property and equipment	(13,931)	(33,598)
Acquisition of intangible assets—capitalized software	(7,170)	(8,647)
Redemptions of short-term investments	-	39,323
Other, net	89	360
Net cash used in investing activities	(21,012)	(2,562)

Financing activities:
Proceeds from credit facility draw	22,000	-
Repayments of amounts drawn from credit facility	(5,000)	-
Repurchase of convertible notes	(2,498)	(158,954)
Proceeds from issuance of senior secured notes	-	920,683
Redemption of senior secured notes	-	(741,360)
Payment of debt issuance costs	-	(22,645)
Payments on financing leases	(310)	(383)
Stock-based compensation activity	(262)	(178)
Net cash provided by (used in) financing activities	13,930	(2,837)

Effect of exchange rate changes on cash	(90)	(378)

Decrease in cash, cash equivalents and restricted cash	(15,728)	(242)
Cash, cash equivalents and restricted cash at beginning of period	177,675	191,116
Cash, cash equivalents and restricted cash at end of period	$161,947	$190,874

Cash, cash equivalents and restricted cash at end of period	$161,947	$190,874
Less: current restricted cash	560	1,035
Less: non-current restricted cash	5,101	7,972
Cash and cash equivalents at end of period	$156,286	$181,867

Supplemental Cash Flow Information:
Cash paid for interest	$53,080	$86,420

Gogo Inc. and Subsidiaries

Supplemental Information – Key Operating Metrics

Commercial Aviation North America

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2020	2019	2020	2019

Aircraft online (at period end)	2,455	2,443	2,455	2,443
Satellite	924	777	924	777
ATG	1,531	1,666	1,531	1,666

Total aircraft equivalents (average during the period)	2,562	2,480	2,558	2,500

Net annualized average monthly service revenue per aircraft equivalent (annualized ARPA) (in thousands)	$37	$136	$68	$131

Commercial Aviation Rest of World

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2020	2019	2020	2019

Aircraft online (at period end)	842	691	842	691
Total aircraft equivalents (average during the period)	734	619	735	585
Net annualized ARPA (in thousands)	$25	$135	$61	$135

•

Aircraft online. We define aircraft online as the total number of commercial aircraft on which our equipment is installed and service has been made commercially available as of the last day of each period presented. We assign aircraft to CA-NA or CA-ROW at the time of contract signing as follows: (i) all aircraft operated by North American airlines and under contract for ATG or ATG-4 service are assigned to CA-NA, (ii) all aircraft operated by North American airlines and under a contract for satellite service are assigned to CA-NA or CA-ROW based on whether the routes flown by such aircraft under the contract are anticipated to be predominantly within or outside of North America at the time the contract is signed, and (iii) all aircraft operated by non-North American airlines and under a contract are assigned to CA-ROW. All aircraft online for the CA-ROW segment are equipped with our satellite equipment. We are aware that, beginning March 2020 and continuing through the date of this filing, our airline partners have parked a significant number of aircraft due to the impact of COVID-19 on the aviation industry. We do not know the specific number of such parked aircraft.  The CA-NA and CA-ROW aircraft online disclosed above as of June 30, 2020 still include such aircraft, which is consistent with our historical practice of not removing temporarily parked aircraft from the online count as those have historically been immaterial and temporary. Should the duration of the aircraft being parked extend deeper into 2020, we may revisit this methodology for counting aircraft online.

•

Aircraft equivalents. We define aircraft equivalents for a segment as the number of commercial aircraft online (as defined above) multiplied by the percentage of flights flown by such aircraft within the scope of that segment, rounded to the nearest whole aircraft and expressed as an average of the month-end figures for each month in the period. This methodology takes into account the fact that during a particular period certain aircraft may fly routes outside the scope of the segment to which they are assigned for purposes of the calculation of aircraft online.

•

Net annualized average monthly service revenue per aircraft equivalent (“ARPA”). We define net annualized ARPA as the aggregate service revenue plus monthly service fees, some of which are reported as a reduction to cost of service revenue for that segment for the period, less revenue share expense and other transactional expenses which are included in cost of service revenue for that segment, divided by the number of months in the period, and further divided by the number of aircraft equivalents (as defined above) for that segment during the period, which is then annualized and rounded to the nearest thousand.

Business Aviation

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2020	2019	2020	2019

Aircraft online (at period end)
Satellite	4,704	5,099	4,704	5,099
ATG	5,399	5,462	5,399	5,462
Average monthly service revenue per aircraft online
Satellite	$185	$249	$205	$243
ATG	2,570	3,091	2,867	3,081
Units Sold
Satellite	67	78	123	208
ATG	100	186	225	373
Average equipment revenue per unit sold (in thousands)
Satellite	$53	$49	$56	$43
ATG	69	66	73	63
•	Satellite aircraft online. We define satellite aircraft online as the total number of business aircraft for which we provide satellite services as of the last day of each period presented.
•	ATG aircraft online. We define ATG aircraft online as the total number of business aircraft for which we provide ATG services as of the last day of each period presented.
•

Average monthly service revenue per satellite aircraft online. We define average monthly service revenue per satellite aircraft online as the aggregate satellite service revenue for the period divided by the number of months in the period, divided by the number of satellite aircraft online during the period (expressed as an average of the month-end figures for each month in such period).

•

Average monthly service revenue per ATG aircraft online. We define average monthly service revenue per ATG aircraft online as the aggregate ATG service revenue for the period divided by the number of months in the period, divided by the number of ATG aircraft online during the period (expressed as an average of the month-end figures for each month in such period).

•	Units sold. We define units sold as the number of satellite or ATG units for which we recognized revenue during the period.
•

Average equipment revenue per satellite unit sold. We define average equipment revenue per satellite unit sold as the aggregate equipment revenue earned from all satellite units sold during the period, divided by the number of satellite units sold.

•

Average equipment revenue per ATG unit sold. We define average equipment revenue per ATG unit sold as the aggregate equipment revenue from all ATG units sold during the period, divided by the number of ATG units sold.

Gogo Inc. and Subsidiaries

Supplemental Information – Reportable Segment Revenue and Profit (Loss) (1)

(in thousands, unaudited)

	For the Three Months Ended
	June 30, 2020
	CA-NA	CA-ROW	BA

Service revenue	$25,536	$4,710	$44,033
Equipment revenue	4,495	7,267	10,599
Total revenue	$30,031	$11,977	$54,632

Reportable segment profit (loss) (1)	$(10,572)	$(26,670)	$27,206

	For the Three Months Ended
	June 30, 2019
	CA-NA	CA-ROW	BA

Service revenue	$96,402	$22,573	$54,756
Equipment revenue	9,325	14,144	16,485
Total revenue	$105,727	$36,717	$71,241

Reportable segment profit (loss) (1)	$34,123	$(16,402)	$31,395

	For the Six Months Ended
	June 30, 2020
	CA-NA	CA-ROW	BA

Service revenue	$99,364	$23,938	$101,759
Equipment revenue	10,803	21,451	23,800
Total revenue	$110,167	$45,389	$125,559

Reportable segment profit (loss) (1)	$5,311	$(44,041)	$63,060

	For the Six Months Ended
	June 30, 2019
	CA-NA	CA-ROW	BA

Service revenue	$188,429	$42,345	$107,969
Equipment revenue	13,367	27,303	33,821
Total revenue	$201,796	$69,648	$141,790

Reportable segment profit (loss) (1)	$64,785	$(34,595)	$65,150

(1)

Reportable segment profit (loss) is defined as net income (loss) attributable to common stock before unallocated corporate costs, interest expense, interest income, income taxes, depreciation and amortization, certain non-cash items (including stock-based compensation expense, amortization of deferred airborne lease incentives, amortization of STC costs, impairment of long-lived assets, impairment of cost-basis investment, loss on extinguishment of debt and proceeds from litigation settlement) and other income (expense).

Gogo Inc. and Subsidiaries

Supplemental Information – Reportable Segment Cost of Service Revenue (1)

(in thousands, unaudited)

	For the Three Months		% Change
	Ended June 30,		2020 over
	2020	2019	2019

CA-NA	$15,308	$38,645	(60.4)%
BA	10,167	13,101	(22.4)%
CA-ROW	16,748	19,748	(15.2)%
Total	$42,223	$71,494	(40.9)%

	For the Six Months		% Change
	Ended June 30,		2020 over
	2020	2019	2019

CA-NA	$55,373	$75,070	(26.2)%
BA	21,174	26,153	(19.0)%
CA-ROW	36,431	38,392	(5.1)%
Total	$112,978	$139,615	(19.1)%

(1)	Excludes depreciation and amortization expense.

Gogo Inc. and Subsidiaries

Supplemental Information – Reportable Segment Cost of Equipment Revenue (1)

(in thousands, unaudited)

	For the Three Months		% Change
	Ended June 30,		2020 over
	2020	2019	2019

CA-NA	$2,147	$5,865	(63.4)%
BA	6,982	11,809	(40.9)%
CA-ROW	6,247	17,897	(65.1)%
Total	$15,376	$35,571	(56.8)%

	For the Six Months		% Change
	Ended June 30,		2020 over
	2020	2019	2019

CA-NA	$7,829	$7,456	5.0%
BA	15,493	23,207	(33.2)%
CA-ROW	18,094	34,639	(47.8)%
Total	$41,416	$65,302	(36.6)%

(1)	Excludes depreciation and amortization expense.

Gogo Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts)
(unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2020	2019	2020	2019
Adjusted EBITDA:
Net loss attributable to common stock (GAAP)	$(85,979)	$(83,963)	$(170,757)	$(100,762)
Interest expense	31,280	36,150	62,454	68,704
Interest income	(81)	(1,230)	(687)	(2,379)
Income tax provision	117	304	274	511
Depreciation and amortization	48,690	29,967	81,360	60,716
EBITDA	(5,973)	(18,772)	(27,356)	26,790
Stock-based compensation expense	3,164	4,318	7,159	8,645
Amortization of deferred airborne lease incentives	(14,841)	(6,077)	(21,912)	(15,030)
Amortization of STC costs	805	322	1,612	642
Impairment of long-lived assets	987	-	47,376	-
Impairment of cost-basis investment	-	-	3,000	-
Loss on extinguishment of debt	-	57,962	-	57,962
Proceeds from litigation settlement	-	-	-	(3,215)
Adjusted EBITDA	$(15,858)	$37,753	$9,879	$75,794

Unlevered Free Cash Flow:
Net cash provided by (used in) operating activities (GAAP) (1)	$(46,583)	$11,691	$(8,556)	$5,535
Consolidated capital expenditures (1)	(5,791)	(14,534)	(21,101)	(42,245)
Free cash flow	(52,374)	(2,843)	(29,657)	(36,710)
Cash paid for interest (1)	53,014	40,257	53,080	86,420
Interest income (2)	(81)	(1,230)	(687)	(2,379)
Unlevered free cash flow	$559	$36,184	$22,736	$47,331

(1)See unaudited condensed consolidated statements of cash flows.
(2)See unaudited condensed consolidated statements of operations.

Definition of Non-GAAP Measures:

EBITDA represents net loss attributable to common stock before interest expense, interest income, income taxes and depreciation and amortization expense.

Adjusted EBITDA represents EBITDA adjusted for (i) stock-based compensation expense, (ii) amortization of deferred airborne lease incentives, (iii) amortization of STC costs, (iv) impairment of long-lived assets, (v) impairment of cost-basis investment, (vi) loss on extinguishment of debt and (vii) proceeds from litigation settlement. Our management believes that the use of Adjusted EBITDA eliminates items that, management believes, have less bearing on our operating performance, thereby highlighting trends in our core business which may not otherwise be apparent. It also provides an assessment of controllable expenses, which are indicators management uses to determine whether current spending decisions need to be adjusted in order to meet financial goals and achieve optimal financial performance.

We believe that the exclusion of stock-based compensation expense from Adjusted EBITDA is appropriate given the significant variation in expense that can result from using the Black-Scholes model to determine the fair value of such compensation. The fair value of our stock options is determined using the Black-Scholes model and varies based on fluctuations in the assumptions used in this model, including inputs that are not necessarily directly related to the performance of our business, such as the expected volatility, the risk-free interest rate and the expected life of the options. Therefore, we believe that the exclusion of this cost provides a clearer view of the operating performance of our business. Further, stock option grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time. While we believe that investors should have information about any dilutive effect of outstanding options and the cost of that compensation, we also believe that stockholders should have the ability to consider our performance using a non-GAAP financial measure that excludes these costs and that management uses to evaluate our business.

We believe that the exclusion of the amortization of deferred airborne lease incentives and amortization of STC costs from Adjusted EBITDA is useful as it allows an investor to view operating performance across time periods in a manner consistent with how management measures reportable segment profit and loss (see Note 16, “Business Segments and Major

Customers,” for a description of reportable segment profit (loss) in our unaudited condensed consolidated financial statements). Management evaluates reportable segment profit and loss in this manner, excluding the amortization of deferred airborne lease incentives and amortization of STC costs, because such presentation reflects operating decisions and activities from the current period, without regard to the prior period decisions or the business model applicable to various connectivity agreements.

We believe that the exclusion of the impairment of long-lived assets from Adjusted EBITDA is appropriate because of the non-recurring nature of the activity to our operating performance.

We believe that the exclusion of the impairment of cost-basis investment from Adjusted EBITDA is appropriate because of the non-operating and non-recurring nature of the activity.

We believe it is useful for an understanding of our operating performance to exclude the loss on extinguishment of debt from Adjusted EBITDA because of the non-recurring nature of this activity.

We believe that the exclusion of litigation proceeds from Adjusted EBITDA is appropriate as this is non-recurring in nature and represents an infrequent financial benefit to our operating performance.

We also present Adjusted EBITDA as a supplemental performance measure because we believe that this measure provides investors, securities analysts and other users of our financial statements with important supplemental information with which to evaluate our performance and to enable them to assess our performance on the same basis as management.

Free Cash Flow represents net cash provided by (used in) operating activities, less purchases of property and equipment and the acquisition of intangible assets. We believe that Free Cash Flow provides meaningful information regarding the Company’s liquidity.

Unlevered Free Cash Flow represents Free Cash Flow adjusted for cash interest payments and interest income. We believe that Unlevered Free Cash Flow provides an additional view of the Company’s liquidity, excluding the impact of our capital structure.